UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                                 Date of Report
                        (Date of earliest event reported)
                                 April 19, 2002



                         OAO TECHNOLOGY SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)


       Delaware                  000-23173                      52-1973990
   (State or Other              (Commission                   (IRS Employer
   Jurisdiction of              File Number)                Identification No.)
    Incorporation)


              7500 Greenway Center Drive, Greenbelt, Maryland 20770
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (301) 486-0400


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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5. Other Events.

On April 19, 2002 we announced that Gregory A. Pratt has been named Vice Chairman of the Board of Directors of OAO Technology Solutions, Inc. ("OAOT"). In his new role, Mr. Pratt will assume the responsibilities for merger and acquisition activity and corporate development. We also announced on that day that Charles A. Leader would succeed Mr. Pratt as President and Chief Executive Officer, effective immediately.

Prior to joining OAOT, Mr. Leader was President, Chief Operating Officer and a Director of Nichols Research Corporation, a $500 million technical services firm serving commercial, government, and health care customers. Previously, Mr. Leader was President of Hughes Information Systems, a $2.8 billion subsidiary of Hughes Electronics. He has also served as a management consultant in the IT and aerospace/defense industries, and was a partner in McKinsey & Company, the international management consulting firm, where he was co-leader of its aerospace/defense practice. Mr. Leader served nearly 10 years on active duty in the U.S. Marine Corps. He received his MBA from the Harvard Business School and a bachelor's degree from the University of Notre Dame.

The press release announcing these moves is attached to this From 8-K.

Item 7. Exhibits.


     (c)  Exhibits.

          99.1 Press Release dated April 19, 2002.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          OAO TECHNOLOGY SOLUTIONS, INC.


Date:  April 19, 2002      By: /s/ Charles A. Leader
                           -----------------------------------------

                           Charles A. Leader,
                           President and Chief Executive Officer


Date: April 19, 2002       By: /s/ J. Jeffrey Fox
                           --------------------------------

                           J. Jeffrey Fox,
                           Senior Vice President of
                           Finance and Chief Financial Officer

                                  Exhibit Index


Exhibit
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99.1 Press Release dated April 19, 2002.

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